Exhibit 3.57

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 03/26/1997
971098817 - 2733318

CERTIFICATE OF INCORPORATION

OF

WMS FINANCE INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST:                                                      The name of the corporation (hereinafter called the “Corporation”) is WMS Finance Inc.

SECOND:                                       The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD:                                                  The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:                                     The total number of shares of stock which the Corporation shall have authority to issue is 1,500 shares without par value all of which are of the same class and all of which are designated as common shares.

FIFTH:                                                    The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS

Karri E. Smith	c/o WMS Industries Inc.
3401 N. California Ave.
Chicago, IL 60618

SIXTH:                                                   The Corporation is to have perpetual existence.

SEVENTH:                              Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this Corporation.

EIGHTH:                                       In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter, or repeal the by-laws, and to adopt any new by-law, of the Corporation.

NINTH:                                                  To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended and supplemented, no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

TENTH:                                              The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (ii) advance expenses to any and all said persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons.

ELEVENTH:                   From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said law, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on March 26, 1997.

/s/ Karri E. Smith
Karri E. Smith
c/o WMS Industries Inc.
3401 N. California Ave.
Chicago, IL 60618

STATE OF ILLINOIS	)
	)	ss.:

COUNTY OF COOK                            )

BE IT REMEMBERED that, on March 26, 1997, before a Notary Public duly authorized by law to take acknowledgement of deeds, personally came Karri E. Smith, the incorporator who duly executed the foregoing certificate of incorporation before me and acknowledged the same to be her act and deed, and that the facts therein stated are true.

GIVEN under my hand on March 26, 1997.

/s/ Matthew R. Day
Notary Public

“OFFICIAL SEAL”
MATTHEW R. DAY
Notary Public, State of Illinois
My Commission Expires May 13, 1998

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:25 PM 04/14/2003
FILED 03:52 PM 04/14/2003
SRV 030244407 - 2733318 FILE

CERTIFICATE OF CHANGE

OF

REGISTERED AGENT AND OFFICE

OF

WMS Finance Inc.

The Board of Directors of WMS Finance Inc., A Corporation of Delaware, on this 7th day of April 2003, do hereby resolve and older that the location of the Registered Office of this Corporation within the State of Delaware be, and the same hereby is 30 Old Rudnick Lane Dover, DE 19901, Kent County.

The name of the Registered Agent herein and in charge thereof upon whom process against this Corporation may be served is: LexisNexis Document Solutions Inc.

WMS Finance Inc., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by an authorized officer of the corporation the 7th day of April, 2003.

By:	/s/ Kathleen J. McJohn
Authorized Officer & Title
Kathleen J. McJohn
Vice President, General Counsel and Secretary
Printed Name & Title

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:15 PM 07/28/2006
FILED 05:00 PM 07/28/2006
SRV 060714202 - 2733318 FILE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.                             The name of the corporation (hereinafter called the “Corporation”) is WMS Finance Inc.

2.                             The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.

3.                             The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed

4.                             The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors

Signed on July 26, 2006

WMS Finance Inc.

By:	/s/ Kathleen J. McJohn
Name:	Kathleen J. McJohn
Title:	V.P. General Counsel & Sec’y